UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2021

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If  an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2021, Nabriva Therapeutics plc (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a registered direct offering (1) an aggregate of 9,761,010 ordinary shares (the “Shares”), $0.01 nominal value per share, and accompanying warrants to purchase up to an aggregate of 4,880,505 ordinary shares (the “Ordinary Share Warrants”) and (2) pre-funded warrants (the “Pre-Funded Warrants” and together with the Ordinary Share Warrants, the “Warrants”) to purchase up to an aggregate of 600,000 ordinary shares and accompanying Ordinary Share Warrants to purchase up to an aggregate of 300,000 ordinary shares. Each Share is being issued and sold together with an accompanying Ordinary Share Warrant at a combined price of $2.4525, and each Pre-Funded Warrant is being issued and sold together with an accompanying Ordinary Share Warrant at a combined price of $2.4425. The gross proceeds to the Company from the offering, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company, are approximately $25.4 million.

Each Pre-Funded Warrant has an exercise price per ordinary share equal to $0.01 and is exercisable at any time after its original issuance until exercised in full. Each Ordinary Share Warrant has an exercise price per ordinary share equal to $2.39, is exercisable on the date of issuance and will expire on the five-year anniversary of the date of issuance. The Warrants provide that the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of ordinary shares of the Company beneficially owned by the holder (together with its affiliates) would exceed 4.99% of the number of ordinary shares of the Company outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be changed at the holders’ election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company subject to the terms of such warrant.

The Shares and the Warrants will be issued and sold pursuant to a shelf registration statement on Form S-3 that was originally filed with the Securities and Exchange Commission (“SEC”) on September 1, 2020 and declared effective by the SEC on September 11, 2020 (File No. 333-248530). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on or about March 3, 2021, subject to customary closing conditions.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities arising under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Ordinary Share Warrants, the Pre-Funded Warrants and the Securities Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the Form of Ordinary Share Warrant, Form of Pre-Funded Warrant and the Form of Securities Purchase Agreement, which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively.

Pursuant to a letter agreement, dated as of February 26, 2021, the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the offering. The Company has agreed to pay Wainwright 6.0% of the aggregate gross proceeds of the offering. The Company also agreed to reimburse Wainwright for certain expenses in connection with the offering in an aggregate amount not to exceed $105,950.

A copy of the legal opinion of A&L Goodbody as to the legality of the Shares and the shares issuable on exercise of the Warrants is attached as Exhibit 5.1 hereto, and a copy of the legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP as to the enforceability of the Warrants is attached as Exhibit 5.2 hereto.

Item 8.01.	Other Events.

The full text of the press release announcing the pricing of the registered direct offering on March 1, 2021 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cash Runway

Based on the Company’s current operating plans, the Company estimates that the net proceeds from the offering, together with its existing cash, cash equivalents, restricted cash and short-term investments, will be sufficient to enable it to fund its operating expenses, debt service obligations and capital expenditure requirements into at least the fourth quarter of 2021. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its capital resources sooner than it currently expects. This estimate assumes, among other things, that the Company does not obtain any additional funding through grants and clinical trial support, collaboration agreements or equity or debt financings. This estimate further assumes that the Company does not obtain any additional funding under its “at-the-market” offering program and that it remains in compliance with the covenants, and no event of default occurs, under its Loan and Security Agreement with Hercules Capital, Inc.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including but not limited to statements about the prospective financing, the sufficiency of the Company’s existing cash resources, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market and other financing conditions, the Company’s ability to satisfy customary closing conditions related to the registered direct offering and to consummate the offering, fluctuations in the Company’s share price, the extent of business and other interruptions resulting from the infection causing the COVID-19 outbreaks or similar public health crises, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in the Company’s annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Ordinary Share Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of A&L Goodbody, Irish counsel to Nabriva Therapeutics plc
5.2	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to Nabriva Therapeutics plc
10.1	Form of Securities Purchase Agreement, dated March 1, 2021, by and among Nabriva Therapeutics plc and the purchasers party thereto
23.1	Consent of A&L Goodbody (contained in Exhibit 5.1 above)
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.2 above)
99.1	Press Release dated March 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: March 1, 2021	By:	/s/ Gary Sender
Gary Sender
Chief Financial Officer